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                                                                      EXHIBIT 5

            [GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO LETTERHEAD]

                              November 26, 1997


ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103

                                        Re:  Form S-8, Registration Statement
                                             Under the Securities Act of 1933,
                                             relating to Shares of the Common
                                             Stock of ONEOK, Inc. in Relation
                                             to Employee Stock Purchase Plan

Gentlemen:

     We are retained as regular counsel for ONEOK, Inc., an Oklahoma corporation (hereinafter called the "Company") which has filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $0.01 par value, (the "Shares") for sale under the ONEOK, Inc. Employee Stock Purchase Plan (the "Plan").

     We have examined (a) the above-mentioned Registration Statement which is being filed with the Securities and Exchange Commission; (b) the Certificate of Incorporation, and the By-laws, as amended, of the Company; (c) the Plan; (d) the corporate actions taken by the Board of Directors of the Company in connection with the issuance of the Shares; and (e) such other corporate records, certificates of public officials and officers of the Company, and other documents as we have considered relevant to the matters covered by this opinion.

     In connection with the foregoing, we wish to advise you as follows:

     1. The Company is a corporation validly organized and existing under the laws of the State of Oklahoma.

     2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.



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ONEOK, Inc.
November 26, 1997
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     3.   Assuming the Shares are being issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officer of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid, non-assessable, valid and legal shares of the Common Stock of the Company.

     We hereby consent to:

     1. Being named in the above-mentioned Form S-8 Registration Statement and the documents constituting a Prospectus under Rule 428(a)(1) of the Commission, and in any amendments thereto, under the caption "Experts" and "Legality," as counsel for the Company, passing upon legal matters in connection with the Shares and having reviewed the matters of law and legal conclusions under "Description of Securities" contained in said Registration Statement and documents which are included therein under our authority as experts.

     2. The filing of this opinion as an exhibit to the above-mentioned Form S-8 Registration Statement.

                                             Very truly yours,

                                             GABLE GOTWALS MOCK SCHWABE KIHLE
                                             GABERINO



                                             By /s/ DONALD A. KIHLE
                                                --------------------------------
                                                Donald A. Kihle

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